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Exhibit 99.3

[FTD Logo]

Preliminary Form of Proxy Card of FTD Group, Inc.

Preliminary Copy

FTD GROUP, INC.
SPECIAL MEETING OF STOCKHOLDERS
                    ,             , 2008
                         local time
3113 Woodcreek Drive
Downers Grove, Illinois 60515

This proxy is solicited by the Board of Directors of FTD Group, Inc. for use at the Special Meeting of Stockholders of FTD Group, Inc. on                     , 2008.

This proxy when properly executed will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted "FOR" Items 1 and 2.

By signing the proxy, you revoke all prior proxies and appoint                  and                  and each of them with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Special Meeting and all adjournments.

See reverse for voting instructions.

FTD Group, Inc.

There are three ways to vote your Proxy.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE—TOLL FREE—1-800-

  •
  Use any touch-tone telephone to vote your proxies 24 hours a day, 7 days a week, until                          on                 , 2008.
  •
  Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET—www.                .com

  •
  Use the Internet to vote your proxy 24 hours a day, 7 days a week, until                          on                 , 2008.
  •
  Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

  •
  Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to, c/o                     .

If you vote by Phone or Internet, please do not mail your Proxy Card

Please detach here

The Board of Directors Recommends a Vote FOR Items 1 and 2.

1.	Adoption of the Agreement and Plan of Merger, dated as of April 30, 2008, by and among United Online, Inc., UNOLA Corp., an indirect wholly owned subsidiary of United Online, Inc., and FTD Group, Inc., as may be amended from time to time.	☐ For	☐ Against	☐ Abstain
2.
	Adjournment or postponement of the FTD special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the FTD special meeting in favor of Item 1.	☐ For	☐ Against	☐ Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTE FOR ITEMS 1 AND 2.

Address Change? Mark Box ☐ Indicate changes below:

Date
Signature in Box

Please sign exactly as your name appears on the Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, guardians, executors and attorneys-in-fact, should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

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  Exhibit 99.3